Filed Pursuant to Rule 424(b)(2)
Registration No. 333-285319

Prospectus Supplement
(To Prospectus dated February 27, 2025)

$300,000,000 5.050% Notes due 2035

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CSX Corporation is offering $300,000,000 aggregate principal amount of 5.050 % Notes due 2035 (the “New Notes”) The New Notes will be issued as additional notes under the indenture governing the outstanding 5.050 % Notes due 2035, which were issued in an initial aggregate principal amount of $600,000,000 on March 10, 2025 (the “Existing Notes” and, together with the New Notes, the “Notes”). The New Notes will form a single series and be fully fungible with, and have the same terms as, the Existing Notes (other than the initial offering price and the issue date). The New Notes will have the same CUSIP and ISIN numbers as, and will trade interchangeably with, the Existing Notes immediately upon issuance.

The Notes will mature on June 15, 2035. Interest is payable on the Notes on June 15 and December 15 of each year, commencing, in the case of the New Notes, on December 15, 2025. Interest on the New Notes will accrue from June 15, 2025.

We may, at our option, redeem the Notes, in whole or in part, at any time at the applicable redemption price set forth under the caption “Description of Notes—Optional Redemption.”

The Notes will be unsecured senior obligations of CSX and will rank equally with all of CSX’s other unsecured senior indebtedness.

The Notes will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons, registered in the name of a nominee for The Depository Trust Company. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

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Investing in these Notes involves risks. See risks described as risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as they may be amended, updated and modified periodically in our reports filed with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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	Price to Public(1)	Underwriting Discount	Proceeds to Us
Per New Note	103.069%	0.650%	102.419%
Total	$309,207,000	$1,950,000	$307,257,000

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(1)	Plus $5,386,666.67 of accrued interest from June 15, 2025 to, but excluding, the date of delivery for the New Notes.

CSX will not make an application to list the Notes on any securities exchange or to include them in any automated quotation system. Although the New Notes will become part of the same series as the Existing Notes, we cannot assure you that an active trading market for the Notes will exist or be maintained.

We expect that delivery of the New Notes will be made, against payment for the New Notes, in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A., on or about October 23, 2025, which will be the third business day following the date of the pricing of the New Notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the New Notes prior to one business day before delivery of the New Notes will be required by virtue of the fact that the New Notes initially will settle in three business days (T+3) to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

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Joint Book-Running Managers

Citigroup             J.P. Morgan          UBS Investment Bank

Senior Co-Managers

Barclays            BofA Securities            CIBC Capital Markets           Mizuho      Morgan Stanley

Co-Managers

PNC Capital Markets LLC                                        Siebert Williams Shank

October 20, 2025

We have not, and the underwriters have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective date of such document.

Offers and sales of the New Notes are subject to restrictions which are discussed in “Underwriting.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the New Notes in certain other jurisdictions may also be restricted by law. In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars.

table of contents

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Page

Prospectus Supplement

About this Prospectus Supplement	S-1
Special Notes Regarding Forward-Looking Statements	S-1
Where You Can Find More Information	S-4
Prospectus Supplement Summary	S-5
Use of Proceeds	S-7
Description of Notes	S-8
Material U.S. Federal Income Tax Considerations	S-16
Underwriting	S-20
Legal Matters	S-26
Experts	S-26

Prospectus

CSX Corporation / CSX Transportation, Inc.	1
CSX Capital Trust I	2
Where You Can Find More Information	4
Special Note on Forward-Looking Statements	5
Risk Factors	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Trust Preferred Securities and The Guarantee of The Trust Preferred Securities	24
Description of Capital Stock	37
Description of Depositary Shares	40
Description of Securities Warrants	41
Description of Purchase Contracts	43
Description of Units	44
Plan of Distribution	45
Validity of Securities	47
Experts	47

About this Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the New Notes we are offering and certain other matters relating to CSX Corporation (“CSX” and, together with its subsidiaries, the “Company”). The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the New Notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the information, including the description of the Notes, in this prospectus supplement differs from the information in the base prospectus, the information in this prospectus supplement supersedes the information in the base prospectus. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

Special Notes Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference, contain forward-looking statements. The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements within the meaning of the Private Securities Litigation Reform Act may contain, among others, statements regarding:

•	projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes or other financial items;

•	expectations as to results of operations and operational initiatives;

•	expectations as to the effect of claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements on the Company’s financial condition, results of operations or liquidity;

•	management’s plans, strategies and objectives for future operations, capital expenditures, workforce levels, dividends, share repurchases, safety and service performance, proposed new services and other matters that are not historical facts, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; and

•	future economic, industry or market conditions or performance and their effect on the Company’s financial condition, results of operations or liquidity.

Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. The Company cautions against placing undue reliance on forward-looking statements, which reflect its good faith beliefs with respect to future events and are based on information currently available to it as of the date the forward-looking statement is made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved.

Forward-looking statements are subject to a number of risks and uncertainties and actual performance or results could differ materially from those anticipated by any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. The following important factors, in addition to those discussed elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, may cause actual results to differ materially from those contemplated by any forward-looking statements:

•	legislative, regulatory or legal developments involving transportation, including rail or intermodal transportation, the environment, hazardous materials, taxation, international trade and initiatives to further regulate the rail industry;

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•	the outcome of litigation, claims and other contingent liabilities, including, but not limited to, those related to fuel surcharge, environmental matters, taxes, shipper and rate claims subject to adjudication, personal injuries and occupational illnesses;

•	changes in domestic or international economic, political or business conditions, including those directly affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation, as well as the impact of international trade agreements and tariffs) and those affecting the level of demand for products carried by CSX Transportation, Inc. (“CSXT”) or by truck, which could impact the performance and value of the Company’s rail and trucking-related investments;

•	natural events such as severe weather conditions, including floods, fire, hurricanes and earthquakes, a pandemic crisis affecting the health of the Company’s employees, its shippers or the consumers of goods, or other unforeseen disruptions of the Company’s operations, systems, property, equipment or supply chain;

•	competition from other modes of freight transportation, such as trucking, and competition and consolidation or financial distress within the transportation industry generally;

•	the cost of compliance with laws and regulations that differ from expectations as well as costs, penalties and operational and liquidity impacts associated with noncompliance with applicable laws or regulations;

•	the impact of increased passenger activities in capacity-constrained areas, including potential effects of high speed rail initiatives, or regulatory changes affecting when CSXT can transport freight or service routes;

•	unanticipated conditions in the financial markets that may affect timely access to capital markets and the cost of capital, as well as management’s decisions regarding share repurchases;

•	changes in fuel prices, surcharges for fuel and the availability of fuel;

•	the impact of natural gas prices on coal-fired electricity generation;

•	the impact of global supply and price of seaborne coal on the Company’s export coal market;

•	availability of insurance coverage at commercially reasonable rates or insufficient insurance coverage to cover claims or damages;

•	the inherent business risks associated with safety and security, including the transportation of hazardous materials or a cybersecurity attack which would threaten the availability and reliability of information technology;

•	adverse economic or operational effects from actual or threatened war or terrorist activities and any governmental response;

•	loss of key personnel or the inability to hire and retain qualified employees;

•	labor and benefit costs and labor difficulties, including stoppages affecting either the Company’s operations or customers’ ability to deliver goods to the Company for shipment;

•	the Company’s success in implementing its strategic, financial and operational initiatives, including acquisitions;

•	the impact of conditions in the real estate market on the Company’s ability to sell assets;

•	changes in operating conditions and costs, including the impacts of inflation, or commodity concentrations;

•	the impacts of a public health crisis and any policies or initiatives instituted in response; and

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•	the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are accessible on the website of the SEC at www.sec.gov and the Company’s website at www.csx.com. The information on the Company’s website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

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Where You Can Find More Information

CSX files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC, including CSX. Investors can also access CSX’s filings with the SEC by visiting www.csx.com.

The SEC allows CSX to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of all of the New Notes, except that, unless otherwise indicated, we do not incorporate any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K or corresponding information furnished or included as an exhibit under Item 9.01 of such Current Report.

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

(b)	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2024, provided in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2025;

(c)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on April 16, 2025, July 23, 2025 and October 16, 2025 respectively; and

(d)	Current Reports on Form 8-K filed with the SEC on January 27, 2025, March 7, 2025, March 10, 2025, May 12, 2025 and September 29, 2025, respectively.

You may request a copy of any filings referred to above, at no cost, by writing to or telephoning CSX at the following address: Michael S. Burns, Senior Vice President, Chief Legal Officer and Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

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Prospectus Supplement Summary

The Company

CSX, based in Jacksonville, Florida, is one of the nation’s leading transportation companies. The Company provides rail-based transportation services including traditional rail service, the transport of intermodal containers and trailers, as well as other transportation services such as rail-to-truck transfers and bulk commodity operations.

CSX’s principal operating subsidiary, CSXT, provides an important link to the transportation supply chain through its approximately 20,000 route-mile rail network and serves major population centers in 26 states east of the Mississippi River, the District of Columbia and the Canadian provinces of Ontario and Quebec. The Company’s intermodal business links customers to railroads via trucks and terminals.

CSXT is also responsible for the Company’s real estate sales, leasing, acquisition and management and development activities, substantially all of which are focused on supporting railroad operations.

In addition to CSXT, the Company’s subsidiaries include Quality Carriers, Inc. (“Quality Carriers”), CSX Intermodal Terminals, Inc. (“CSX Intermodal Terminals”), Total Distribution Services, Inc. (“TDSI”), Transflo Terminal Services, Inc. (“Transflo”), CSX Technology, Inc. (“CSX Technology”) and other subsidiaries. Quality Carriers is the largest provider of bulk liquid chemicals truck transportation in North America. CSX Intermodal Terminals owns and operates a system of intermodal terminals, predominantly in the eastern United States, and also performs drayage services (the pickup and delivery of intermodal shipments) for certain customers. TDSI serves the automotive industry with distribution centers and storage locations. Transflo connects non-rail served customers to the many benefits of rail by transferring products from rail to trucks. The biggest Transflo markets are chemicals and agriculture, which includes shipments of plastics and ethanol. CSX Technology and other subsidiaries provide support services for the Company.

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The Offering

Issuer	CSX Corporation.

Securities Offered

$300,000,000 aggregate principal amount of 5.050% Notes due 2035.

The New Notes will be issued as additional notes under the indenture governing the Existing Notes. The New Notes will form a single series and be fully fungible with, and have the same terms as, the Existing Notes (other than the initial offering price and the issue date). The New Notes will have the same CUSIP and ISIN numbers as, and will trade interchangeably with, the Existing Notes immediately upon issuance. Upon the issuance of the New Notes offered hereby, the outstanding principal amount of the 5.050% Notes due 2035 will be $900,000,000.

Maturity	The Notes will mature on June 15, 2035.

Interest	Interest is payable on the Notes on June 15 and December 15 of each year, commencing, in the case of the New Notes, on December 15, 2025. Interest on the New Notes will accrue from June 15, 2025.

Qualified Reopening	For U.S. federal income tax purposes, we intend to treat the New Notes as issued in a “qualified reopening” of the Existing Notes. Provided such treatment is respected, for U.S. federal income tax purposes, the New Notes will be considered to have the same issue date and the same issue price as the Existing Notes.

Optional Redemption	We may, at our option, redeem the Notes, in whole or in part, at any time at the applicable redemption price set forth under the caption “Description of Notes—Optional Redemption.”

Ranking	The Notes will be unsecured senior obligations of CSX and will rank equally with all of CSX’s other unsecured senior indebtedness.

Use of Proceeds	The net proceeds from the sale of the New Notes will be used for general corporate purposes, which may include debt repayments, repurchases of CSX’s common stock, capital investment and working capital requirements.

Book-Entry	The New Notes will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons, registered in the name of a nominee for The Depository Trust Company. The New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Notes—Book-Entry Notes.”

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Additional Notes	CSX may, from time to time, without the consent of the holders of the Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional debt securities having similar terms as the Notes, together with the Notes, will constitute a single series of debt securities under the senior indenture if such additional debt securities are fungible with the Notes of that series for U.S. federal income tax purposes. Any additional debt securities that are not fungible with the Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the Notes offered hereby.

Risk Factors	Investing in the Notes involves risks. See risks described as risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as they may be amended, updated and modified periodically in our reports filed with the SEC.

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Use of Proceeds

CSX estimates that the net proceeds from the sale of the New Notes will be approximately $306.9 million, after deducting our estimated offering expenses and the underwriting discount and excluding accrued interest on the New Notes. The net proceeds from the sale of the New Notes will be used for general corporate purposes, which may include debt repayments, repurchases of CSX’s common stock, capital investment and working capital requirements.

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Description of Notes

Set forth below is a description of the specific terms of the Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the base prospectus and the senior indenture. If the description of the Notes in this prospectus supplement differs from the description of the debt securities in the base prospectus, the description in this prospectus supplement supersedes the description in the base prospectus. Capitalized terms used in this Description of Notes that are not defined in this prospectus supplement have the meanings given to them in the base prospectus or the senior indenture.

General

The New Notes will initially be issued in an aggregate principal amount of $300,000,000, and will mature on June 15, 2035. The New Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The New Notes offered hereby will be issued as additional senior debt securities under the senior indenture referred to in the accompanying base prospectus. The senior indenture governs the outstanding Existing Notes, which were issued in an initial aggregate principal amount of $600,000,000 on March 10, 2025. The New Notes will form a single series and be fully fungible with, and have the same terms as, the Existing Notes (other than the initial offering price and the issue date). The New Notes will have the same CUSIP and ISIN numbers as the existing notes immediately upon issuance.

The senior indenture does not limit the aggregate principal amount of debt securities that may be issued under it. CSX may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the senior indenture in addition to the $300,000,000 aggregate principal amount of the New Notes offered hereby. CSX may also, from time to time, without the consent of the holders of the Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional debt securities having similar terms as the Notes, together with the Notes, will constitute a single series of debt securities under the senior indenture if such additional debt securities are fungible with the Notes of that series for U.S. federal income tax purposes. Any additional debt securities that are not fungible with the Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the Notes offered hereby.

The New Notes will bear interest from June 15, 2025, at the annual rate for the Notes set forth on the cover page of this prospectus supplement (computed on the basis of a 360-day year of twelve 30-day months). Interest is payable on the Notes semi-annually on June 15 and December 15 of each year, commencing, in the case of the New Notes, on December 15, 2025, to the persons in whose names the Notes are registered at the close of business on the immediately preceding June 1 and December 1, respectively, whether or not that day is a business day.

The Notes will be unsecured unsubordinated obligations of CSX and will rank pari passu with all other unsecured and unsubordinated indebtedness of CSX.

The Notes do not provide for any sinking fund.

The senior indenture does not contain any provisions that may afford you protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of CSX, except to the extent described below under “—Change of Control Repurchase Event.” Additionally, the senior indenture does not restrict CSX’s ability to incur additional indebtedness or otherwise affect changes in our capital structure.

For a description of the rights attaching to each series of debt securities under the senior indenture, see “Description of Debt Securities” in the accompanying base prospectus.

The provisions of the senior indenture described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying base prospectus apply to the Notes.

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Limitation on Liens on Stock of CSXT

The senior indenture provides that CSX may not, nor may it permit any subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “principal subsidiary” as CSXT; and “subsidiary” as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The senior indenture does not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Optional Redemption

The Notes will be redeemable, in whole or in part, at our option at any time.

Prior to the Par Call Date (as defined below), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

As used herein:

“Par Call Date” means March 15, 2035 (the date that is three month(s) prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15

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shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (as defined below), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to the Notes, unless we have exercised our right to redeem the Notes as described above, we will be required to make an offer to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder of Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict

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with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict or compliance. On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly pay to each holder of properly tendered Notes the purchase price for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase with respect to the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all of the Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing description of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means, with respect to the Notes, that on any day within the 60-day period (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by CSX to effect a Change of Control, such Notes are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than CSX or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally

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recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of the Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of CSX and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes. Restrictions on our ability to incur liens are contained in the covenants as described in this prospectus supplement under “Description of Notes—Limitation on Liens on Stock of CSXT” and in the accompanying prospectus under “Description of Debt Securities—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries.”

We may not have sufficient funds to repurchase all the Notes, or any other outstanding debt securities that we would be required to repurchase, upon a Change of Control Repurchase Event.

Book-Entry Notes

The New Notes will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons. Each beneficial interest in a global Note is referred to as a book-entry Note. Each global Note representing book-entry Notes will be deposited with the trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as depositary, located in the Borough of Manhattan, The City of New York (the “Depositary”).

The book-entry Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the book-entry Notes through either the Depositary (in the U.S.) or Clearstream Banking S.A. (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), (both in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests in the Notes on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which, in turn, will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream Luxembourg and The Bank of New York Depository (Nominees) Limited will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”). The book-entry Notes will be held in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof. Except as set forth below, the global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to

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others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly. Distributions with respect to the Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. The Euroclear Operator has capital of approximately EUR 1 billion. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis, without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

So long as the Depositary, or its nominee, is the registered owner or holder of a global Note, the Depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the senior indenture and the Notes. No beneficial owner of an interest in a global Note will be able to transfer that interest, except in accordance with the Depositary’s applicable procedures, in addition to those provided for under the senior indenture.

CSX has been advised by the Depositary that upon the issuance of global Notes representing book-entry Notes, and the deposit of those global Notes with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the book-entry Notes represented by those global Notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters.

Payments of principal of and any premium and interest on book-entry Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of those Notes. Those payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of The Bank of New York Mellon Trust Company, N.A., as paying agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the global Notes are presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal procedures. None of CSX, the underwriters, the trustee or any agent of CSX, the underwriters or the trustee will have any responsibility or liability for any aspect of the Depositary’s records or any participant’s records relating to or payments made on account of book-entry Notes or for maintaining, supervising or reviewing any of the Depositary’s records or any participant’s records relating to book-entry Notes.

CSX expects that the Depositary or its nominee, upon receipt of any payment of principal of or any premium or interest in respect of a global Note, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes, as shown on the records of the Depositary or its nominee.

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CSX also expects that payments by participants to owners of beneficial interests in book-entry Notes held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

CSX expects that the Depositary will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account or accounts the depositary interests in a global Note are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. However, if there is an event of default under the Notes, the Depositary will exchange the global Note for definitive Notes in registered form, which it will distribute to its participants.

CSX understands that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in the Depositary. Indirect access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although the Depositary is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global Note among participants of the Depositary, it is under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of CSX, the underwriters or the trustee will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

The global Notes representing book-entry Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or the nominee to a successor of the Depositary or a nominee of the successor.

The global Notes representing book-entry Notes are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if:

•	the Depositary notifies CSX that it is unwilling or unable to continue as a depositary for the global Note, or if at any time the Depositary ceases to be a Clearing Agency registered under the Exchange Act, and a successor depositary is not appointed by CSX within 90 days;

•	CSX in its sole discretion determines that the book-entry Notes will be exchangeable for definitive Notes in registered form; or

•	any event has happened and is continuing which, after notice or lapse of time, or both, would become an event of default with respect to the Notes.

Any global Note representing book-entry Notes that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon the exchange of a global Note for definitive Notes, that global Note will be canceled by the trustee and the definitive Notes will be registered in the names and in the authorized denominations as the Depositary, pursuant to instructions from its participants, any indirect participants or otherwise, instructs the trustee. The trustee will deliver those Notes to the persons in whose names those Notes are registered and will recognize those persons as the holders of those Notes.

Except as provided above, owners of book-entry Notes will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders of those Notes for any purpose under the senior indenture,

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and no global Note representing book-entry Notes will be exchangeable, except for another global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a book-entry Note must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under that global Note or the senior indenture. The senior indenture provides that the Depositary, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. CSX understands that under existing industry practices, if CSX requests any action of holders or an owner of a book-entry Note desires to give or take any action a holder is entitled to give or take under the senior indenture, the Depositary would authorize the participants owning the relevant book-entry Notes to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary’s rules and will be settled in same-day funds. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will be effected in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through participants in the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of book-entry Notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Depositary participant will be received on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. shall be entitled to deduct FATCA Withholding Tax that it is required to deduct.

For purposes of the foregoing discussion of matters concerning the Trustee, the following definitions are applicable:

•	“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or

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any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

•	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

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Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of material U.S. federal income and, to a limited extent, estate tax consequences to U.S. holders and non-U.S. holders (as defined below) of the acquisition, ownership and disposition of the Notes. This discussion applies only to holders that acquire the New Notes pursuant to this offering at the initial offering price indicated on the cover page of this prospectus supplement. This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, pass-through entities treated as partnerships for U.S. federal income tax purposes or investors in such entities, expatriates, tax-exempt organizations and U.S. holders that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold New Notes as part of a straddle, hedge or conversion transaction or other integrated investment). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax discussion points set forth below. This discussion is limited to investors that hold the New Notes as capital assets for U.S. federal income tax purposes. Furthermore, except to the extent set forth below, this discussion does not address any U.S. federal gift, estate, or alternative minimum tax laws or any state, local or non-U.S. tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state and local, non-U.S. income and other tax consequences of the acquisition, ownership and disposition of the New Notes.

For purposes of the following discussion, a “U.S. holder” is a beneficial owner of New Notes that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) which has made a valid election to be treated as a U.S. person under applicable Treasury regulations. A “non-U.S. holder” is a beneficial owner of New Notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes. If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a New Note, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of a New Note that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the New Notes.

Qualified Reopening

We intend to treat, for U.S. federal income tax purposes, the issuance of the New Notes offered hereby as a “qualified reopening” of the Existing Notes. Accordingly, we intend to treat the New Notes offered hereby as having the same issue date and the same issue price as the Existing Notes. The remainder of this summary assumes this treatment.

U.S. Federal Income Taxation of U.S. Holders

Payments of Stated Interest

As discussed above under “—Qualified Reopening,” we intend to take the position that the issuance of the New Notes is a qualified reopening of the Existing Notes. Under that position, because the Existing Notes were issued with no more than de minimis original issue discount (“OID”) for U.S. federal income tax purposes, the New Notes offered hereby will not be treated as issued with OID. Subject to the discussions below under “—Certain Additional Payments,” “—Pre-Acquisition Accrued Interest” and “—Amortizable Bond Premium,” payments of stated interest on the New Notes will generally be taxable as ordinary interest income at the time they accrue or are received by a U.S. holder in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

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Certain Additional Payments

There are circumstances in which we might be required to make additional payments on a New Note, for instance, as described under “Description of the Notes—Change of Control Repurchase Event” or “Description of the Notes—Optional Redemption.” We took the position with respect to the issuance of the Existing Notes and intend to take the position with respect to the New Notes offered hereby that the possibility of such payments does not result in the New Notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is not binding on the IRS. If the IRS takes a position contrary to that described above with respect to the New Notes, a U.S. holder may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury regulations) determined at the time of issuance of the New Notes (which is not expected to differ significantly from the actual yield on the New Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange or other taxable disposition of the New Notes would be treated as ordinary income rather than as capital gain. In addition, if either the New Notes or the Existing Notes were treated as contingent payment debt instruments, the issuance of the New Notes would not be treated as a qualified reopening of the Existing Notes for U.S. federal income tax purposes and, accordingly, the New Notes would not be fungible with the Existing Notes for U.S. federal income tax purposes. U.S. holders should consult their tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The discussion herein assumes that the Notes will not be treated as contingent payment debt instruments.

Pre-Acquisition Accrued Interest

A portion of the price paid for a New Note offered hereby will be allocable to interest that accrued prior to the date such New Note is purchased (the “pre-acquisition accrued interest”). A U.S. holder may take the position that, on the first interest payment date, a portion of the interest received in an amount equal to the pre-acquisition accrued interest should be treated as a return of the pre-acquisition accrued interest and not as a payment of interest on the New Note. Amounts treated as a return of pre-acquisition accrued interest should not be taxable when received. It is not clear in such instance whether a U.S. holder should exclude the amount attributable to pre-acquisition accrued interest from its initial basis in the New Note or instead reduce its basis in the New Note by the amount of pre-acquisition accrued interest when it is received. U.S. holders should consult their tax advisors regarding the tax consequences of pre-acquisition accrued interest.

Market Discount

If a U.S. holder purchases a New Note for an amount that is less than its principal amount, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference satisfies a de minimis test.

If the New Note has market discount, a U.S. holder generally will be required to treat any principal payment or any gain on the sale or other taxable disposition of a New Note as ordinary income to the extent of the market discount accrued on the New Note at the time of the payment or disposition, unless such U.S. holder has previously included this market discount in income. If a U.S. holder disposes of a New Note with market discount in one of certain nontaxable transactions, accrued market discount will be includible as ordinary income as if the U.S. holder had sold the New Note in a taxable transaction at its then fair market value. In addition, U.S. holders may be required to defer, until the maturity of the New Note or its earlier disposition (including in one of certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the New Note.

A U.S. holder may make an election to include in income all interest that accrues on a New Note (including stated interest, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium) in accordance with a constant-yield method based on the compounding of interest.

Amortizable Bond Premium

If a New Note is issued for an amount that is greater than its principal amount (disregarding any pre-acquisition accrued interest), a U.S. holder will be considered to have purchased the New Note with amortizable bond premium equal to that excess.  In general, the amortizable bond premium with respect to a New Note is the excess of the purchase price over the principal amount, and a U.S. holder may elect to amortize this bond premium, using a

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constant-yield method, over the remaining term of the New Note. Because of the optional redemption feature of the New Notes, whether the bond premium is eligible to be amortized is not clear. Assuming the bond premium may be amortized, U.S. holders generally may use the bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the New Note in that accrual period. An election to amortize bond premium applies to all taxable debt obligations then owned or thereafter acquired and may be revoked only with the consent of the IRS.

Sale, Exchange or Other Disposition of the New Notes

When a U.S. holder sells or exchanges a New Note, or if a New Note that a U.S. holder holds is retired or otherwise disposed of, such U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the transaction (excluding amounts attributable to accrued but unpaid interest, which will be treated as interest as described above under “Payments of Stated Interest”) and such U.S. holder’s adjusted tax basis in the New Note. A U.S. holder’s adjusted tax basis in a New Note generally will equal the cost of the New Note (not including any amount paid for pre-acquisition accrued interest excluded from income as described above) to such U.S. holder, increased by the amount of any market discount it previously included in income with respect to the New Note and reduced by any amortized bond premium.

Subject to the discussion above regarding market discount, gain or loss that a U.S. holder recognizes on the sale, exchange, retirement or other disposition of a New Note generally will be capital gain or loss. The capital gain or loss on the sale, exchange, retirement or other disposition of a New Note will be long-term capital gain or loss if such U.S. holder has held the New Note for more than one year on the date of disposition. Net long-term capital gain recognized by certain non-corporate U.S. holders generally is subject to tax at a lower rate than net short-term capital gain or ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of stated interest on the New Notes and the proceeds from a sale or other disposition (including a retirement) of the New Notes. A U.S. holder will be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income and Estate Taxation of Non-U.S. Holders

Interest

Subject to the discussion below under “—FATCA,” a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the New Notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related to us directly or indirectly through stock ownership, (C) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (D) satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN or W-8BEN-E). If interest on the New Notes is not effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder, but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding sentence, interest on the New Notes will generally be subject to U.S. federal withholding tax at a 30% rate unless an income tax treaty applies to reduce or eliminate such withholding tax and the non-U.S. holder properly certifies as to its entitlement to the treaty benefits under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN or W-8BEN-E). If interest on the New Notes is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base within the United States) then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest in the same manner as if such holder were a U.S. holder, as discussed above. In this case, the non-U.S. holder will be exempt from withholding tax on interest although such holder will be required to provide a properly executed IRS Form W-8ECI in order to claim exemption from withholding tax. A

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non-U.S. holder that is a non-U.S. corporation may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate) in respect of earnings attributable to the conduct of a trade or business within the United States.

Sale, Exchange or Other Taxable Disposition of New Notes

Subject to the discussion below under “—FATCA,” a non-U.S. holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange or other taxable disposition of the New Notes (which amount will not include any accrued but unpaid interest, which will be treated as described above in “—Interest”) unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base within the United States) or (ii) in the case of a non-U.S. holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which such holder disposes of the New Notes and certain other conditions are satisfied. In the case described above in (i), gain recognized on the disposition of such New Notes will generally be subject to U.S. federal income taxation at regular graduated U.S. federal income tax rates in the same manner as if such gain were recognized by a U.S. holder, as discussed above, and, in the case of a non-U.S. holder that is a non-U.S. corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the New Notes, which may be offset by certain U.S.-source capital losses.

Federal Estate Tax

New Notes that are held (or treated as held) by an individual who, at the time of death, is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax, provided that at the time of death (i) such individual is not a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of our stock entitled to vote and (ii) payments of interest with respect to such New Notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

A non-U.S. holder will generally be required to comply with certain certification procedures to establish that such holder is not a U.S. person, or otherwise establish an exemption, in order to avoid backup withholding with respect to payments of principal and interest on or the proceeds of a disposition of the New Notes. Such certification procedures will generally be satisfied through the provision of a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate form). In addition, we (or another applicable withholding agent) must report annually to the IRS and to each non-U.S. holder the amount of any payments on the New Notes to such non-U.S. holder, regardless of whether any tax was actually withheld. Information returns may also be filed with the IRS in connection with the proceeds of a disposition of the New Notes unless you comply with the certification procedures to establish that you are not a U.S. person, as described above, to avoid backup withholding. Copies of the information returns reporting such payments of principal and interest on or the proceeds of a disposition of the New Notes and the amount of any tax withheld may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely provided to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder, commonly, referred to as FATCA, impose a withholding tax at a rate of 30% to certain U.S.-source payments, including payments of interest made to (i) “foreign financial institutions” unless the institution certifies that it has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or meets other exemptions or (ii) a non-U.S. entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or meets other exemptions. While withholding under FATCA would

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also have applied to payments of gross proceeds from the sale or other taxable disposition of the New Notes, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund or credit of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). An intergovernmental agreement between the jurisdiction where the non-U.S. entity is resident or organized and the United States may modify the rules summarized in this paragraph. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the New Notes.

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Underwriting

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of New Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$69,000,000
J.P. Morgan Securities LLC	69,000,000
UBS Securities LLC	69,000,000
Barclays Capital Inc.	15,600,000
BofA Securities, Inc.	15,600,000
CIBC World Markets Corp.	15,600,000
Mizuho Securities USA LLC	15,600,000
Morgan Stanley & Co. LLC	15,600,000
PNC Capital Markets LLC	7,500,000
Siebert Williams Shank & Co., LLC	7,500,000
Total	$300,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the New Notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the New Notes if they purchase any of the New Notes.

The underwriters propose to offer some of the New Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the New Notes to dealers at the public offering price less a concession not to exceed 0.400% of the principal amount of the New Notes offered hereby. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the New Notes offered hereby on sales to other dealers. After the initial offering of the New Notes to the public, the representatives may change the public offering price and concession. To the extent the New Notes are offered at a price to the public below par, there can be no assurance that a court would enforce the collection by any holder of any portion of stated principal that is, upon any acceleration of such New Notes, determined to constitute unearned interest.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the New Notes).

Paid by CSX
Per New Note	0.650%

Each underwriter is a U.S. registered broker-dealer or, to the extent it is not a U.S. registered broker-dealer, will effect any sales of the New Notes in the United States through one or more U.S.-registered broker-dealers, as permitted by the Financial Industry Regulatory Authority regulations.

Purchasers of the New Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the relevant issue price set forth on the cover page of this prospectus supplement.

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the New Notes in excess of the principal amount of the Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution of the New Notes has

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been completed, in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of such Notes while the offering is in progress.

The representatives, on behalf of the underwriters, may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase New Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses (excluding the underwriting discount) for this offering will be approximately $375,000.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide investment banking and other financing, trading, banking, research, transfer agent and trustee services to us or our subsidiaries, for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Certain of the underwriters or their affiliates engage in commercial lending activities with us and are lenders under our bank credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our or our affiliates’ securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the New Notes will be made, against payment for the New Notes, on or about  October 23, 2025, which will be the third business day following the date of the pricing of the New Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the New Notes prior to one business day before delivery of the New Notes will be required by virtue of the fact that the New Notes initially will settle in three business days (T+3) to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of New Notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of New Notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of New Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of New Notes shall require us or any of the underwriters to

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publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation in relation to such offer.

Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of New Notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of New Notes through any financial intermediary, other than offers made by the underwriters or their representatives, which constitute the final placement of the New Notes contemplated in this prospectus supplement.

For the purpose of the above provisions, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any New Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the New Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with us and each underwriter that it and any person on whose behalf it acquires New Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the New Notes is responsible for undertaking its own target market assessment in respect of the New Notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

United Kingdom

This document is for distribution only to persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) who are persons falling within Article 49(2)(a) to (d) of the Order (“high net worth companies, unincorporated associations etc.”); (iii) are outside the United Kingdom; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

This prospectus supplement has been prepared on the basis that any offer of New Notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of New Notes. Accordingly, any person making or intending to make an offer in the UK of New Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of New Notes shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

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Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of New Notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of New Notes through any financial intermediary, other than offers made by the underwriters or their representatives, which constitute the final placement of the New Notes contemplated in this prospectus supplement.

The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the expression the “FSMA” means the Financial Services and Markets Act 2000 (as amended).

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any New Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the New Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with us and each underwriter that it and any person on whose behalf it acquires New Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Each underwriter has agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the New Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Notes in, from or otherwise involving the United Kingdom.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the New Notes is responsible for undertaking its own target market assessment in respect of the New Notes and determining the appropriate distribution channels. Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Canada

The New Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the New Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the

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time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any New Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the New Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the New Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The New Notes offered in this prospectus supplement have not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan.

Each underwriter has represented and agreed that the New Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term, as used in this paragraph means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan,, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any New Notes or caused such New Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such New Notes or cause such New Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such New Notes, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the New Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

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(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the New Notes pursuant to an offer made under Section 275 of the SFA, except:

i.	to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Capital Markets Products Regulations 2018, unless otherwise specified before an offer of New Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the New Notes are “prescribed capital markets products” (as defined in the Capital Markets Products Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The New Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the New Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the New Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of New Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of New Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of New Notes.

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Legal Matters

Certain legal matters in connection with the offering of the New Notes will be passed upon for CSX by Hunton Andrews Kurth LLP, Richmond, Virginia and by Davis Polk & Wardwell LLP, New York, New York. The underwriters are being represented by Allen Overy Shearman Sterling US LLP, New York, New York. From time to time, Allen Overy Shearman Sterling US LLP has provided, and may continue to provide, legal services to us, for which it has received, and may receive, customary fees and expenses.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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PROSPECTUS

CSX Corporation

DEBT SECURITIES, WARRANTS, PREFERRED STOCK, COMMON STOCK, DEPOSITARY SHARES, PURCHASE CONTRACTS, UNITS, GUARANTEES OF DEBT SECURITIES OF CSX TRANSPORTATION, INC., GUARANTEES OF TRUST PREFERRED SECURITIES OF CSX CAPITAL TRUST I

CSX Transportation, Inc.

DEBT SECURITIES

CSX Capital Trust I

TRUST PREFERRED SECURITIES

We may offer from time to time debt securities, warrants, preferred stock, common stock, depositary shares, purchase contracts and units of CSX Corporation, debt securities of CSX Transportation, Inc., guarantees of debt securities of CSX Transportation, Inc., trust preferred securities of CSX Capital Trust I and guarantees of trust preferred securities of CSX Capital Trust I.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and beginning on page 7 of our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein.

We may offer securities through one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of the securities offered, see “Plan of Distribution” in this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “CSX.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2025.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

In this prospectus, except as the context may otherwise require, the terms “CSX,” the “Company,” “we,” “us,” and “our” refer to CSX Corporation, a Virginia corporation, together with its subsidiaries; the term “CSXT” refers to CSX Transportation, Inc., a Virginia corporation; and references to the “Trust” refer to CSX Capital Trust I, a Delaware statutory trust.

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CSX CORPORATION / CSX TRANSPORTATION, INC.

CSX, based in Jacksonville, Florida, is one of the nation’s leading transportation companies. The Company provides rail-based freight transportation services including traditional rail service, the transport of intermodal containers and trailers, as well as other transportation services such as rail-to-truck transfers and bulk commodity operations. CSX and the rail industry provide customers with access to an expansive and interconnected transportation network that plays a key role in North American commerce and is critical to the long-term economic success and improved global competitiveness of the United States. In addition, freight railroads provide the most economical and environmentally efficient means to transport goods over land.

CSX’s principal operating subsidiary, CSX Transportation, Inc. (“CSXT”), provides an important link to the transportation supply chain through its approximately 20,000 route-mile rail network and serves major population centers in 26 states east of the Mississippi River, the District of Columbia and the Canadian provinces of Ontario and Quebec. It has access to over 70 ocean, river and lake port terminals along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. This access allows the Company to meet the dynamic transportation needs of manufacturers, industrial producers, the automotive industry, construction companies, farmers and feed mills, wholesalers and retailers, and energy producers. The Company’s intermodal business links customers to railroads via trucks and terminals. CSXT also serves thousands of production and distribution facilities through track connections with other Class I railroads and more than 240 short-line and regional railroads. On June 1, 2022, CSX completed its acquisition of Pan Am Systems, Inc., which is the parent company of Pan Am Railways, Inc. This acquisition expanded CSXT’s reach in the Northeastern United States.

CSXT is also responsible for the Company’s real estate sales, leasing, acquisition and management and development activities. Substantially all of these activities are focused on supporting railroad operations.

In addition to CSXT, the Company’s subsidiaries include Quality Carriers, Inc. (“Quality Carriers”), CSX Intermodal Terminals, Inc. (“CSX Intermodal Terminals”), Total Distribution Services, Inc. (“TDSI”), TRANSFLO Terminal Services, Inc. (“TRANSFLO”), CSX Technology, Inc. (“CSX Technology”) and other subsidiaries. Quality Carriers is the largest provider of bulk liquid chemicals truck transportation in North America. CSX Intermodal Terminals owns and operates a system of intermodal terminals, predominantly in the eastern United States, and also provides drayage services (the pickup and delivery of intermodal shipments) for certain customers. TDSI serves the automotive industry with distribution centers and storage locations. TRANSFLO connects non-rail served customers to the many benefits of rail by transferring products from rail to trucks. The biggest TRANSFLO markets are chemicals and agriculture, which includes shipments of plastics and ethanol. CSX Technology and other subsidiaries provide support services for the Company.

CSX CAPITAL TRUST I

CSX Capital Trust I, which is referred to in this prospectus as the “Trust,” is a statutory trust formed under Delaware law by us, as sponsor for the Trust, and BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association), who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The Trust was established pursuant to a trust agreement dated as of May 1, 2001 and a certificate of trust filed with the Secretary of State of the State of Delaware on May 1, 2001, as amended by the certificate of amendment filed with the Secretary of State of the State of Delaware on February 5, 2013. The trust agreement for the Trust will be amended and restated substantially in the form included as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The amended and restated trust agreement will state the terms and conditions for the Trust to issue and sell its trust preferred securities and its trust common securities (together, the “trust securities”). Under the amended and restated trust agreement, the Trust will exist for the exclusive purposes of:

•	issuing two classes of trust securities, trust preferred securities and trust common securities, which together shall represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the trust securities in our subordinated debt securities;

•	making distributions; and

•	engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

We will purchase all of the trust common securities of the Trust. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under our subordinated indenture pursuant to which the subordinated debt securities held by the Trust were issued occurs, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will rank lower in priority of payment than the trust preferred securities.

We will guarantee the trust preferred securities as described later in this prospectus and in the applicable prospectus supplement.

Pursuant to an agreement as to expenses and liabilities that we will enter into as required under the amended and restated trust agreement, we will pay all indebtedness, expenses, fees and liabilities of the Trust, except that the Trust shall pay for its own obligations to pay to holders of trust preferred securities the amounts due such holders pursuant to the terms of such securities.

Subordinated debt securities of CSX will be the sole assets of the Trust, and our payments under those subordinated debt securities and the agreement as to expenses and liabilities will be the sole revenue of the Trust. No separate financial statements of the Trust are included in this prospectus. CSX considers that those financial statements would not be material to holders of the trust preferred securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the Securities and Exchange Commission (the “SEC”).

Our, CSXT’s and the Trust’s principal executive offices are located at 500 Water Street, 15th Floor, Jacksonville, Florida, and our and their telephone number is (904) 359-3200. We maintain a website at www.csx.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that CSX Corporation, CSX Transportation, Inc., and CSX Capital Trust I filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to the registration statement of which this prospectus forms a part and the documents incorporated herein by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information relating to the securities, you should review the full text of those documents.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. The filings are also available on our website at www.csx.com.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

(b)	Current Report on Form 8-K filed with the SEC on January 27, 2025;

(c)	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2023, provided in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2024; and

(d)	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Michael S. Burns, Senior Vice President, Chief Legal Officer and Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

Investing in the securities covered by this prospectus involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors,” if any, in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include the reduction or refinancing of outstanding indebtedness, capital expenditures, working capital requirements, improvements in productivity and other cost reductions, redemptions and repurchases of certain outstanding securities, acquisitions and other business opportunities. CSX has not specifically allocated the proceeds to these purposes as of the date of this prospectus. The precise amount and timing of the application of the proceeds from the sale of securities will depend upon funding requirements and the availability and cost of other funds at the time of the sale of securities. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering, if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

For purposes of the “Description of Debt Securities,” the term “CSX” refers to CSX Corporation.

DEBT SECURITIES OF CSX CORPORATION

CSX may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be either senior obligations or subordinated obligations of CSX. Senior debt securities may be issued under a senior indenture dated as of August 1, 1990 between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as currently supplemented and amended and as further supplemented and amended from time to time (the “senior indenture”). Subordinated debt securities may be issued under a subordinated indenture to be entered into between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as may be supplemented and amended from time to time (the “subordinated indenture”). A copy of the senior indenture and a copy of the form of the subordinated indenture have been included as exhibits to the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, together with any other indenture CSX may enter into in connection with the issuance of debt securities, as applicable, are sometimes referred to collectively as the “indentures.” The trustee under the senior indenture and the trustee under the subordinated indenture, together with the trustee under any other indenture CSX may enter into in connection with the issuance of debt securities, as applicable, are sometimes referred to collectively as the “trustees.”

The discussion of the material provisions of the senior indenture and the subordinated indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions (including defined terms) are incorporated in this description of debt securities by reference. The senior indenture and the subordinated indenture are each subject to and governed by the Trust Indenture Act.

The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. Neither the senior indenture nor the subordinated indenture limits the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series of debt securities may be reopened for issuances of additional debt securities of that series without notice to or consent of any holder of outstanding debt securities. The terms of each series of debt securities will be established by supplemental indenture or by or pursuant to a resolution of our Board of Directors and set forth in, or determined in the manner provided for in, an officer’s certificate.

The following description of debt securities summarizes certain general terms and provisions of the series of senior or subordinated debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series. The prospectus supplement or prospectus supplements will also indicate whether the general terms and provisions described in this prospectus do not apply to a particular series of debt securities.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•	whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the person to whom any interest on any registered debt securities will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security will be payable, if otherwise than upon presentation and surrender of the applicable coupons, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the relevant indenture and the extent to which, or the manner in which, any interest payable on a permanent global debt security on an interest payment date will be paid;

•	each office or agency where, subject to the terms of the relevant indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the relevant indenture as described below under “Form, Exchange, Registration and Transfer,” the debt securities may be presented for registration of transfer or exchange;

•	the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•	the obligation, if any, of CSX to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•	the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•	the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSX or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•	whether the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities may be determined with reference to an index and the manner in which those amounts will be determined;

•	the portion of the principal amount of the debt securities that will be payable upon acceleration if other than the full principal amount;

•	any listing on a securities exchange or quotation system;

•	the application of, and any limitations on or modifications to, the terms of the indenture described below under “Discharge, Defeasance and Covenant Defeasance;”

•	the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

•	any material United States federal income tax consequences;

•	whether the debt securities will be senior debt securities or subordinated debt securities and the ranking of the debt securities relative to other outstanding indebtedness;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitations on the issuance of additional senior indebtedness; and

•	any other relevant terms of the debt securities, including covenants and event of default provisions, not inconsistent with the provisions of the relevant indenture.

The prospectus supplement will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the debt securities of that series and whether CSX has the option to redeem the affected debt securities rather than pay those additional amounts.

As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to those debt securities and that currency will be specified in the related prospectus supplement.

Debt securities of a series may also be issued under the relevant indenture upon the exercise of warrants issued by CSX. See “Description of Securities Warrants.”

The senior and subordinated indentures do not contain any provisions that may afford the holders of debt securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the debt securities. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Form, Exchange, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The senior and subordinated indentures, however, provide that CSX may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer debt securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, bearer debt securities will have interest coupons attached. The senior and subordinated indentures also provide that debt securities of a series may be issuable in temporary or permanent global form. See “Global Debt Securities.”

At the option of the holder, subject to the terms of the relevant indenture, registered debt securities of any series will be exchangeable for other registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered debt securities and bearer debt securities, at the option of the holder, subject to the terms of the relevant indenture, bearer debt securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of that series will be exchangeable for registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer debt securities surrendered in exchange for registered debt securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest and interest will not be payable in respect of the registered debt security issued in exchange for that bearer debt security, but will be payable only to the holder of the coupon relating to that date when due in accordance with the terms of the relevant indenture. Registered debt securities, including registered debt securities received in exchange for bearer debt securities, may not be exchanged for bearer debt securities. Each bearer debt security and coupon will bear a legend to the following effect:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Debt securities may be presented for exchange as provided above, and registered debt securities may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by CSX for that purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the relevant indenture. The transfer or exchange will be effected upon the records of the security registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. CSX has appointed the trustee as security registrar. If a prospectus supplement refers to any transfer agent (in addition to the security registrar) initially designated by CSX with respect to any series of debt securities, CSX may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that, if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States and its possessions. CSX may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption, CSX will not be required to:

•	issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of like tenor and of the series of which that debt security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debt securities of like tenor and of the series to be redeemed;

•	register the transfer of or exchange any registered debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•	exchange any bearer debt security so selected for redemption, except to exchange that bearer debt security for a registered debt security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on bearer debt securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States and its possessions that CSX may designate from time to time or, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a bearer debt security on any interest payment date will be made only against surrender to the paying agent of the coupon relating to that interest payment date. No payment with respect to any bearer debt security will be made at any office or agency of CSX in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. However, payments of principal of and any premium and interest on bearer debt securities denominated and payable in U.S. dollars will be made at the office of the paying agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on registered debt securities will be payable, subject to any applicable laws and regulations, at the office of the paying agent or paying agents that CSX may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to that payment as that address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a registered debt security on any interest payment date will be made to the person in whose name that registered debt security (or predecessor debt security) is registered at the close of business on the regular record date for that interest.

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as a paying agent for CSX for payments with respect to debt securities of each series which are issuable solely as registered debt securities and as a paying agent for payments with respect to debt securities of each series (subject to the limitations described above in the case of bearer debt securities) which are issuable solely as bearer debt securities or as both registered debt securities and bearer debt securities. Any paying agents outside the United States and its possessions and any other paying agents in the United States or its possessions initially designated by CSX for the debt securities of each series will be named in the applicable prospectus supplement. CSX may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered debt securities of the series (and for payments with respect to bearer debt securities of the series in the circumstances described above, but not otherwise), and

•	a paying agent in a place of payment located outside the United States and its possessions where debt securities of that series and any related coupons may be presented and surrendered for payment;

provided, however, that if the debt securities of that series are listed on a stock exchange located outside the United States and its possessions and that stock exchange requires CSX to do so, CSX will maintain a paying agent in a city located outside the United States and its possessions for the debt securities of that series.

All moneys paid by CSX to a paying agent for the payment of the principal of and any premium or interest on any debt security of any series which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to CSX and the holder of that debt security or any related coupon will after that time look only to CSX for payment of that principal, premium or interest.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be unsecured unsubordinated obligations of CSX and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of CSX. The subordinated debt securities will be unsecured obligations of CSX and will be subordinated in right of payment to all existing and future senior indebtedness (as defined below) of CSX. See “Additional Terms of Subordinated Debt Securities—Subordination.”

The debt securities are obligations exclusively of CSX. CSX is a holding company, substantially all of whose consolidated assets are held by our subsidiaries. Accordingly, the cash flow of CSX and the consequent ability to service our debt, including the debt securities, are largely dependent upon the earnings of those subsidiaries.

Because CSX is a holding company, the debt securities issued by CSX will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of CSX’s subsidiaries. Therefore, CSX’s rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that CSX may itself be a creditor with recognized claims against the subsidiary, in which case the claims of CSX would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by CSX. Although certain debt instruments to which CSX and our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both CSX and our subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global debt security may not be transferred except as a whole by the depositary for that global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer debt securities will be described in the prospectus supplement relating to that series.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock, depositary shares or other debt securities will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Certain Covenants and Agreements of CSX

The indentures do not limit the amount of indebtedness or lease obligations that may be incurred by CSX and our subsidiaries. The indentures do not contain provisions that would give holders of the debt securities the right to require CSX to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a takeover, recapitalization or similar restructuring, or otherwise. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries

Unless otherwise indicated in the applicable prospectus supplement and the relevant indenture supplement, the following covenant will be applicable to senior debt securities issued pursuant to our senior indenture but not to subordinated debt securities issued pursuant to our subordinated indenture. The senior indenture provides that CSX may not, nor may it permit any subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “principal subsidiary” as CSXT; and “subsidiary” as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The senior indenture does not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Provision in Indentures—Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement and the relevant indenture supplement, the following provision will be applicable to both senior debt securities issued pursuant to our senior indenture and subordinated debt securities issued pursuant to our subordinated indenture. Each such indenture provides that CSX may, without the consent of the holders of any of the outstanding debt securities of any series, consolidate with, merge into or transfer our assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that:

•	the successor corporation assumes, by a supplemental indenture, CSX’s obligations on the debt securities of each series and under the respective indentures;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default will have occurred and be continuing; and

•	CSX delivers to the relevant trustee an officer’s certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with the applicable article of the respective indentures and that all conditions precedent in the respective indentures relating to the transaction have been complied with.

Events of Default

An “event of default” with respect to the debt securities of any series is defined in each of our senior indenture and subordinated indenture, unless the prospectus supplement and the relevant indenture supplement otherwise provide, as:

•	a failure to pay principal of or any premium on any of the debt securities of that series when due;

•	a failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	a failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•	a failure to perform any other covenant of CSX in the relevant indenture (other than a covenant included in that indenture solely for the benefit of a series of debt securities other than that series) continued for 90 days after written notice as provided in the relevant indenture;

•	certain events of bankruptcy, insolvency or reorganization of CSX; or

•	any other event of default provided with respect to debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Each indenture provides that the trustee thereunder may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if such trustee considers it in the interest of the holders thereof to do so.

Subject to the provisions of the Trust Indenture Act requiring each trustee, during an event of default under the relevant indenture, to act with the requisite standard of care, and to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default occurs and is continuing, a trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of debt securities of any series thereunder or any related coupons unless those holders offer to such trustee reasonable security or indemnity. Subject to the provisions for the indemnification of the relevant trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the relevant indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on such trustee, with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the outstanding debt securities of such series (or a lesser amount, if provided for in the applicable series) to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the relevant trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all events of default have been cured or waived.

No holder of any debt securities of any series or any related coupons will have any right to institute any proceeding with respect to the relevant indenture or for any remedy under such indenture, unless that holder has previously given to the relevant trustee written notice of a continuing event of default with respect to debt securities of that series, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security and indemnity, to the relevant trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of an outstanding debt security of that series for enforcement of payment of the principal of, or any premium or interest on, that debt security on or after the respective due dates expressed in that debt security.

CSX is required to furnish to the relevant trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the relevant indenture and as to the absence of default.

Meetings, Modification and Waiver

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each of our senior indenture and our subordinated indenture contains provisions permitting CSX and the relevant trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of that indenture or of those debt securities or the rights of the holders of those debt securities under that indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding debt security affected by that modification or amendment:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of any such debt security, or change any obligation of CSX to pay additional amounts (except as contemplated and permitted by the relevant indenture), or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that security or change the coin or currency in which any debt security or any premium or interest on any such debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any such debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of such debt securities, the consent of the holders of which is required for any modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the relevant indenture or certain defaults under such indenture and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

•	change any obligation of CSX to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	solely in the case of the subordinated indenture, modify any of the provisions of the subordinated indenture relating to subordination of the subordinated debt securities or the definition of senior indebtedness in a manner adverse to the holders of the subordinated debt securities; or

•	modify any of the above provisions (except as permitted by the relevant indenture).

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each of our senior indenture and our subordinated indenture also contains provisions permitting CSX and the relevant trustee, without the consent of the holders of the debt securities issued under such indentures, to modify or amend the relevant indenture in order, among other things:

•	to add any additional events of default or add to the covenants of CSX for the benefit of the holders of all or any series of debt securities issued under the relevant indenture;

•	to establish the form or terms of debt securities of any series issued under the relevant indenture;

•	to cure any ambiguity, to correct or supplement any provision in the relevant indenture which may be inconsistent with any other provision in such indenture, or to make any other provisions with respect to matters or questions arising under such indenture which will not adversely affect the interests of the holders of any debt securities issued under such indenture in any material respect; or

•	to change or eliminate any of the provisions of the relevant indenture, provided that the change or elimination will become effective only when there is no debt security outstanding of any series issued under such indenture created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, compliance by CSX with certain restrictive provisions of the relevant indenture, including the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series and any related coupons, waive any past default under the relevant indenture with respect to debt securities of that series, except a default (a) in the payment of principal of or any premium or interest on any debt security of that series or (b) in respect of a covenant or provision of such indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Each of our senior indenture and our subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant indenture or are present at a meeting of holders of debt securities for quorum purposes:

(1)	the principal amount of an original issue discount debt security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of the determination upon acceleration of the maturity thereof;

(2)	the principal amount of a debt security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the principal amount of that debt security or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the amount determined as provided in (1) above; and

(3)	any debt security owned by CSX or any other obligor on that debt security or any affiliate of CSX or other obligor will be deemed not to be outstanding.

Each of our senior indenture and our subordinated indenture contains provisions for convening meetings of the holders of debt securities of any or all series issued under such indenture. A meeting may be called at any time by the relevant trustee, and also, upon request, by CSX or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in each case upon notice given in accordance with “Notices” below and the provisions of the relevant indenture. Except for any consent which must be given by the holder of each outstanding debt security that would be affected as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent which must be given by the holder of each outstanding debt security that would be affected, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding debt securities of that series.

Any resolution passed or action taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

Notices

Except as otherwise provided in the relevant indenture, notices to holders of bearer debt securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in any other city or cities as may be specified in the applicable debt securities. Notices to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures).

Title

Title to any bearer debt securities (including bearer debt securities in temporary global form and in permanent global form) and any related coupons will pass by delivery. CSX, the relevant trustee and any agent of CSX or the relevant trustee may treat the bearer of any bearer debt security and the bearer of any coupon and the registered owner of any registered debt security as the absolute owner (whether or not that debt security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

Any mutilated debt security or a debt security with a mutilated coupon will be replaced by CSX at the expense of the holder upon surrender of that debt security to the relevant trustee. Debt securities or coupons that become destroyed, lost or stolen will be replaced by CSX at the expense of the holder upon delivery to the relevant trustee of evidence of the destruction, loss or theft satisfactory to CSX and the relevant trustee; in the case of any coupon which becomes destroyed, lost or stolen, that coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the relevant trustee and CSX may be required at the expense of the holder of that debt security or coupon before a replacement debt security will be issued.

Discharge, Defeasance and Covenant Defeasance

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, upon the direction of CSX, each of our senior indenture and our subordinated indenture will generally cease to be of further effect with respect to any series of debt securities issued under such indenture specified by CSX (subject to the survival of certain provisions of such indenture) when:

•	CSX has delivered to the relevant trustee for cancellation all debt securities issued under such indenture; or

•	all debt securities issued under such indenture not previously delivered to the relevant trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CSX has deposited with the relevant trustee as trust funds the entire amount sufficient to pay and discharge at stated maturity or upon redemption the entire indebtedness on all debt securities issued under such indenture;

and if, in either case, CSX has paid or caused to be paid all other sums payable under the relevant indenture with respect to the debt securities of that series by CSX and CSX has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the requisite conditions have been complied with.

In addition, unless otherwise provided in an applicable prospectus supplement, CSX may elect with respect to any series of debt securities either:

(1)	to defease and be discharged from any and all obligations with respect to those debt securities (except as otherwise provided in the relevant indenture) (“defeasance”), or

(2)	to be released from our obligations with respect to those debt securities described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on

Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture) and certain other restrictive covenants in the relevant indenture and, if indicated in the applicable prospectus supplement, our obligations with respect to any other covenant applicable to the debt securities of that series (“covenant defeasance”).

If we exercise our defeasance option by making a defeasance payment with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the covenants noted under clause (2) of the immediately preceding paragraph. We may exercise our defeasance option with respect to those debt securities even though we may have previously exercised our covenant defeasance option.

If CSX effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which there has been covenant defeasance, including the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries,” (which covenant appears only in the senior indenture) and which would no longer be applicable to those debt securities after the covenant defeasance, the amount of monies and/or government obligations deposited with the applicable trustee to effect the covenant defeasance may not be sufficient to pay amounts due on those debt securities at the time of any acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if:

(1)	CSX irrevocably deposits in trust with the relevant trustee cash and/or U.S. government obligations for the payment of principal, premium, if any, and interest with respect to those debt securities to maturity or redemption, as the case may be, and we deliver to the relevant trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all those debt securities to maturity or redemption, as the case may be,

(2)	no event of default with respect to the debt securities of that series has occurred and is continuing

•	on the date of the deposit, or

•	with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit,

(3)	the defeasance or covenant defeasance does not result in the trust arising from that deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”),

(4)	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which we are a party or by which we are bound,

(5)	with respect to debt securities under the senior indenture, the defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted,

(6)	CSX delivers to the relevant trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and

(7)	CSX delivers to the relevant trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities as contemplated by the relevant indenture have been complied with.

The opinion of counsel, with respect to defeasance, referred to in clause (6) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant indenture.

The trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities. If and to the extent that deposited money or U.S. government obligations cannot be applied by the trustee because of a court order or are for any reason insufficient in amount, our obligation to pay principal of and any premium and interest shall be reinstated to the extent necessary to cover any deficiency on any relevant due date for payment and, in the case of a covenant defeasance, our covenant obligations will be reinstated unless and until all deficiencies in payment are covered.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of CSX, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with CSX and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

CSX and certain of our subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Bank of New York Mellon Trust Company, N.A., the trustee under the senior indenture and the trustee under the subordinated indenture, and its affiliates. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) acts as trustee under the indentures pursuant to which we have issued numerous series of debt securities.

Additional Terms of Subordinated Debt Securities

Additional Covenants Applicable to Subordinated Debt Securities

Under the subordinated indenture, or under one or more supplemental indentures to the subordinated indenture, we will:

•	maintain directly or indirectly 100% ownership of the common securities of any trust to which any subordinated debt securities have been issued while those subordinated debt securities remain outstanding; and

•	pay to any trust to which subordinated debt securities have been issued any taxes, duties or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties or other governmental charges (other than withholding taxes)) will be not less than that trust would have received had no such taxes, duties or other governmental charges been imposed.

Option to Extend Interest Payment Period

If so indicated in the prospectus supplement, we can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the applicable subordinated debt securities. At the end of the extension period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the applicable subordinated debt securities, to the extent permitted by applicable law.

During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments or guarantee payments. Also, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the subordinated debt securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any distribution of our assets upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX:

•	all senior indebtedness will first be paid in full, or that payment will be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities is made, and

•	if any payment or distribution of our assets is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, that payment or distribution will be paid over to the holders of senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all senior indebtedness has been paid in full or that payment provided for, after giving effect to any concurrent payment or distribution to the holders of senior indebtedness.

Subject to the payment in full of all senior indebtedness upon any distribution of our assets, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

By reason of subordination of the subordinated debt securities, if there is any distribution of our assets upon dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX,

•	holders of senior indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of that distribution to the holders of senior indebtedness until all senior indebtedness is paid in full, and

•	creditors of CSX who are neither holders of subordinated debt securities nor holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities. The subordinated indenture provides that the subordination provisions in the subordinated indenture will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the subordinated indenture (see “—Discharge, Defeasance and Covenant Defeasance” above).

The subordinated indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the subordinated debt securities will be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on senior indebtedness has been made or duly provided for.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

(1)	any liability of CSX

•	for borrowed money or under any reimbursement obligation relating to a letter of credit,

•	evidenced by a bond, note, debenture or similar instrument,

•	for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,

•	for the payment of money relating to a capitalized lease obligation, or

•	for the payment of money under any swap agreement;

(2)	any liability of others described in the preceding clause (1) that CSX has guaranteed or that is otherwise our legal liability; and

(3)	any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above,

unless, in the instrument creating or evidencing any liability referred to in clause (1) or (2) above or any deferral, renewal, extension or refunding referred to in clause (3) above or pursuant to which the same is outstanding, it is expressly provided that the liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of CSX or is not senior or prior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment; and provided that the subordinated debt securities will not constitute senior indebtedness. Swap agreements are defined as any financial agreement designed to manage our exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of a recent date. The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

DEBT SECURITIES OF CSX TRANSPORTATION, INC. AND GUARANTEE OF DEBT SECURITIES OF CSX TRANSPORTATION, INC.

CSXT may issue debt securities that may be either secured by assets of CSXT or senior unsecured obligations of CSXT. The debt securities will be issued under a base indenture dated December 13, 2007 between CSXT and The Bank of New York Mellon Trust Company, N.A., as trustee, as may be supplemented and amended from time to time, or under one or more other indentures that CSXT may enter into in connection with the issuance of debt securities, as applicable. The debt securities may be issued from time to time in one or more series.

Payment obligations under any debt securities issued by CSXT will be fully, unconditionally and irrevocably guaranteed by CSX. The discussion of the material provisions of the guarantee provided for any particular series of debt securities of CSXT will be set forth in an applicable prospectus supplement.

The discussion of the material provisions of a particular series of debt securities set forth in an applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the instruments governing such debt securities, which provisions (including defined terms) are incorporated in this description of debt securities by reference.

The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•	whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•	the obligation, if any, of CSXT to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•	the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•	the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSXT or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•	whether the debt securities will be unsecured or secured and if secured, the terms relating to the collateral thereof;

•	any listing on a securities exchange or quotation system;

•	any provisions relating to the satisfaction and discharge or defeasance or covenant defeasance contained in the relevant indenture;

•	the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

•	any material United States federal income tax consequences; and

•	any other terms of the debt securities not inconsistent with the provisions of the relevant indenture.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND THE GUARANTEE OF THE TRUST PREFERRED SECURITIES

The following is a summary of the principal terms of the trust preferred securities. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the trust preferred securities will include those stated in the amended and restated trust agreement and those made part of the amended and restated trust agreement by the Trust Indenture Act. The trust preferred securities and the trust common securities of the Trust are sometimes referred to together in this section as the “trust securities.”

General

The Trust will exist until terminated as provided in its amended and restated trust agreement. Except under certain circumstances, CSX will be entitled to appoint, remove or replace trustees, who will conduct the business and affairs of the Trust. The number of trustees will initially be four, and must consist of:

•	at least one employee, officers or affiliates of CSX, as an administrative trustee;

•	a financial institution unaffiliated with CSX that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act; and

•	one trustee with its principal place of business or who resides in the State of Delaware that will act as Delaware trustee for the purpose of complying with provisions of the Delaware Statutory Trust Act.

The amended and restated trust agreement will authorize the administrative trustees to issue, on behalf of the Trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. CSX will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities proportionately, with the trust preferred securities. However, if an event of default occurs and is continuing under the amended and restated trust agreement, the rights of the holders of the trust common securities to payment of distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the trust preferred securities. CSX will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust.

In connection with the sale of the trust preferred securities, the Trust will purchase subordinated debt securities of CSX. These subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the trust securities. CSX will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See “Description of the Guarantee” below.

The assets of the Trust available for distribution to the holders of trust preferred securities will be limited to payments from us under the subordinated debt securities held by the Trust. If we fail to make a payment on the subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the trust preferred securities to be issued by the Trust in order to comply with the provisions of the Trust Indenture Act.

The trust preferred securities will have the terms, including with respect to distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. Certain terms of the trust preferred securities will mirror corresponding terms of the subordinated debt securities held by the Trust. In particular, the distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the subordinated debt securities. Holders of trust preferred securities have no preemptive or similar rights.

Provisions of Sole Series of the Trust

The Trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

•	the name of the trust preferred securities;

•	the liquidation amount and number of trust preferred securities issued;

•	the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions, and the place(s) where distributions and other amounts will be paid;

•	the date from which distributions will be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, upon which the subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities;

•	any securities exchange on which the trust preferred securities will be listed;

•	whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The interest rate and interest and other payment dates of each series of subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust.

The applicable prospectus supplement or prospectus supplements will describe any material U.S. federal income tax considerations applicable to the purchase, holding and disposition of the trust preferred securities offered by such prospectus supplement or prospectus supplements.

Extensions

CSX has the right under the subordinated indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. The administrative trustees will give the holders of the trust preferred securities notice of any extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See “Description of Debt Securities—Debt Securities of CSX Corporation—Additional Terms of Subordinated Debt Securities—Option To Extend Interest Payment Period” above.

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the property account held by the property trustee. The Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities. CSX has guaranteed the payment of distributions out of monies held by the Trust to the extent set forth below under “—Description of the Guarantee.”

Distributions on the trust preferred securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date.

Mandatory Redemption of Trust Preferred Securities

The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed prior to maturity. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described below under “—Special Event Redemption.”

Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the applicable redemption price. Upon the redemption of the subordinated debt securities, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the subordinated debt securities so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days’ notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

Both a Tax Event and an Investment Company Event constitute Special Events for purposes of the redemption provisions described in the two immediately preceding paragraphs.

A Tax Event means that the administrative trustees have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, change or announced proposed change in:

•	the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

•	any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that:

•	the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the subordinated debt securities,

•	interest payable to the Trust on the subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by CSX for U.S. federal income tax purposes, or

•	the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

An Investment Company Event means that the administrative trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act.

Redemption Procedures

The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 2:00 p.m., New York City time, on the redemption date, and if CSX has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated debt securities, (i) with respect to trust preferred securities represented by global securities the property trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities, and (ii) with respect to trust securities not represented by global securities (including the trust common securities), the paying agent will pay the applicable redemption price to the holders of such trust securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of trust securities called for redemption will cease, except the right of the holders of the trust securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust securities is improperly withheld or refused and not paid either by the Trust or by CSX under the guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

The terms, if any, on which the trust preferred securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of trust preferred securities would be subject to adjustment.

Distribution of the Subordinated Debt Securities

CSX will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause subordinated debt securities to be distributed to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the Trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders.

Liquidation Distribution upon Dissolution

The amended and restated trust agreement will state that the Trust will be dissolved:

•	upon our bankruptcy;

•	upon the filing of a certificate of dissolution or its equivalent with respect to CSX;

•	upon the filing of a certificate of dissolution or its equivalent with respect to the Trust;

•	after obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;

•	90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

•	at our election upon notice and upon the distribution of the related subordinated debt securities directly to the holders of the trust securities in exchange therefor, subject to the receipt of an opinion of independent tax counsel that such distribution will not result in the recognition of gain or loss for U.S. federal income tax purposes by holders of trust preferred securities;

•	upon the redemption of all of the trust securities; or

•	upon entry of a court order for the dissolution of CSX or the Trust.

In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

•	cash equal to the total liquidation amount of each trust security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

•	subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.

If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended and restated trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, subordinated debt securities will be distributed to the holders of the trust securities in liquidation of the Trust.

Trust Enforcement Events

An event of default under the subordinated indenture relating to the subordinated debt securities will be an event of default under the amended and restated trust agreement (a “Trust Enforcement Event”). See “Description of Debt Securities—Debt Securities of CSX Corporation—Events of Default” above.

In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

•	the distribution of the subordinated debt securities to holders of the trust securities of the Trust,

•	the redemption of all of the trust securities of the Trust, and

•	mergers, consolidations or amalgamations permitted by the amended and restated trust agreement of the Trust.

Under the amended and restated trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended and restated trust agreement and the subordinated indenture. In the event that any Trust Enforcement Event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended and restated trust agreement, under the amended and restated trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended and restated trust agreement without any further act, vote or consent of the holders of trust common securities.

CSX and the administrative trustees must file annually with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended and restated trust agreement.

Upon the occurrence of a Trust Enforcement Event, the property trustee, as the sole holder of the subordinated debt securities, will have the right under the subordinated indenture to declare the principal of, interest and premium, if any, on the subordinated debt securities to be immediately due and payable.

If the property trustee fails to enforce its rights under the amended and restated trust agreement or the subordinated indenture to the fullest extent permitted by law and subject to the terms of the amended and restated trust agreement and the subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the amended and restated trust agreement or the subordinated indenture without first instituting a legal proceeding against the property trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See “—Relationship among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust” above.

Removal and Replacement of Trustees

Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the subordinated debt securities has occurred and is continuing, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended and restated trust agreement.

Mergers, Consolidations or Amalgamations of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a “Merger Event”), except as described below. The Trust may, with the consent of a majority of its administrative trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, another trust, provided that:

•	the successor entity either

•	assumes all of the obligations of the Trust relating to its trust securities, or

•	substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

•	CSX acknowledges a trustee of the successor entity, who has the same powers and duties as the property trustee of the Trust, as the holder of the subordinated debt securities;

•	the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

•	the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

•	the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the Merger Event, CSX has received an opinion of counsel from a nationally recognized law firm stating that

•	the Merger Event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity, and

•	following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and will continue to be classified as a grantor trust for U.S. federal income tax purposes;

•	CSX guarantees the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

•	the successor entity expressly assumes all of the obligations of the trust with respect to the trustees.

In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

The holders of trust preferred securities have no voting rights except as discussed above under “—Mergers, Consolidations or Amalgamations of the Trust” and below under “—Description of the Guarantee—Amendments,” and as otherwise required by law and the amended and restated trust agreement.

The amended and restated trust agreement may be amended if approved by a majority of the administrative trustees of the Trust. However, any amendment that would (a) change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date, will entitle the holders of such trust securities, voting together as a single class, to vote on such amendment or proposal and such amendment or proposal will only be effective with the approval of each of the holders of the trust securities affected thereby.

Additionally, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended and restated trust agreement or otherwise, or

•	the dissolution, winding up or termination of the Trust other than under the terms of its amended and restated trust agreement,

then the holders of the trust preferred securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred securities affected by the amendment or proposal.

No amendment may be made to an amended and restated trust agreement if that amendment would:

•	cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the property trustee; or

•	cause the Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as the holder of the subordinated debt securities, to:

•	exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities,

•	waive any event of default under the subordinated indenture that is waivable, or

•	cancel an acceleration of the principal of the subordinated debt securities.

In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in the form of amended and restated trust agreement, holders of trust preferred securities may vote on a change at a meeting or by written consent.

If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by CSX or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•	any trust preferred securities owned by CSX or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the property trustee. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will also be the guarantee trustee, the subordinated indenture trustee and the senior indenture trustee. CSX and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under one other indenture pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Debt Securities of CSX Corporation—Concerning the Trustees” above.

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended and restated trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended and restated trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Delaware Trustee

BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association) will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), an affiliate of BNY Mellon Trust of Delaware, will serve as property trustee and in the other capacities described above under “—Information Concerning the Property Trustee.”

Information Concerning the Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

•	will not cause it to be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

•	will cause the subordinated debt securities it holds to be treated as indebtedness of CSX for U.S. federal income tax purposes.

CSX and the administrative trustees are authorized to take any action, so long as it is not inconsistent with applicable law or the certificate of trust or amended and restated trust agreement, that we and the administrative trustees determine to be necessary or desirable for those purposes.

Description of the Guarantee

CSX will execute the guarantee at the time the Trust issues the trust preferred securities for the benefit of the holders of the trust preferred securities.

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will act as guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities.

The following description of the guarantee is only a summary. The form of guarantee is an exhibit to the registration statement and the following discussion is qualified in its entirety by reference thereto.

General

CSX will irrevocably and unconditionally agree under the guarantee to pay the guarantee payments that are defined below, to the extent specified in the guarantee, to the holders of the trust preferred securities, to the extent that the guarantee payments are not paid by or on behalf of the Trust. We are required to pay the guarantee payments to the extent specified in the guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

The following payments and distributions on the trust preferred securities of the Trust are guarantee payments:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

•	the redemption price for any trust preferred securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust securities of the Trust or the redemption of all the trust preferred securities of the Trust, the lesser of:

•	the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities of the Trust in liquidation of the Trust.

We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the Trust to make the payment to those holders.

The guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

If CSX does not make the required payments on the subordinated debt securities that the property trustee holds under the Trust, the Trust will not make the related payments on the trust preferred securities.

Subordination

Our obligations under the guarantee will be unsecured obligations. Those obligations will rank:

•	subordinate and junior in right of payment to certain other liabilities of CSX, as described in the prospectus supplement;

•	equal in priority with subordinated debt securities and similar guarantees that CSX may issue or enter into in respect of the Trust or any similar financing vehicle sponsored by CSX; and

•	senior to our preferred and common stock.

CSX has no subordinated debt securities outstanding that will rank equal in priority with the guarantee. CSX has common stock outstanding that will rank junior to the guarantee.

The guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the guarantee.

Amendments

CSX may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least 50% of the outstanding trust preferred securities to which the guarantee relates.

Termination

The guarantee will terminate and be of no further effect when:

•	the redemption price of the trust preferred securities to which the guarantee relates is fully paid;

•	CSX distributes the related subordinated debt securities to the holders of those trust preferred securities; or

•	the amounts payable upon liquidation of the related Trust are fully paid.

The guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under the guarantee.

Material Covenants

CSX will covenant that, so long as any trust preferred securities remain outstanding, if there is an event of default under the guarantee or under the subordinated indenture for the related subordinated debt securities or during an extension of the interest payment period for the related subordinated debt securities:

•	we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CSX’s capital stock; and

•	we will not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any CSX debt securities that rank equally with or junior to the subordinated debt securities issued to the Trust or make any guarantee payments with respect to any guarantee by CSX of the debt securities of any subsidiary of CSX if such guarantee ranks equally with or junior to the subordinated debt securities issued to the Trust.

We may, however, make the following types of distributions:

•	dividends or distributions paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights pursuant to such a plan;

•	payments to a trust holding securities of the same series under a guarantee; and

•	purchases of common stock related to the issuance of common stock or rights under any of CSX’s benefit plans.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the guarantee and the subordinated debt securities, will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Events of Default

An event of default will occur under the guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee. The holders of a majority of the trust preferred securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under the guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Concerning the Guarantee Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the guarantee trustee. It will also serve as the property trustee, the subordinated indenture trustee and the senior indenture trustee. We and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates. The Bank of New York Mellon Trust Company, N.A. (as successor to

JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under one other indenture pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Debt Securities of CSX Corporation—Concerning the Trustees” above. The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers to the guarantee trustee security and indemnity reasonably satisfactory to the guarantee trustee against the costs, expenses and liabilities that it might incur as a result.

Agreement as to Expenses and Liabilities

CSX will enter into an agreement as to expenses and liabilities as required under the amended restated trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions to CSX’s obligation are the obligations of the Trust to pay to the holders of the trust preferred securities or other similar interests in the Trust the amounts due to the holders under the terms of the trust preferred securities or the similar interests.

Relationship among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust

CSX will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the Trust has funds available for the payments, as described above under “—Description of the Guarantee.” No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended and restated trust agreement and the subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the trust preferred securities.

As long as we make payments of interest and other payments when due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust, primarily because:

•	the total principal amount of the subordinated debt securities will be equal to the sum of the total liquidation amount of the trust preferred securities;

•	the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its trust preferred securities; and

•	the amended and restated trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If, and to the extent that, we do not make payments on the subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended and restated trust agreement to the extent we make a payment to you in any such legal action.

Accounting Treatment

The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The trust preferred securities, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the guarantee and the subordinated debt securities will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the trust preferred securities as an expense in our consolidated statement of income.

Governing Law

The amended and restated trust agreement and the rights of the parties under such agreement will generally be governed by the laws of the State of Delaware. The guarantee of the trust preferred securities will be governed by the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, the authorized capital stock of CSX is (i) 5,400,000,000 shares of common stock, par value $1.00 per share, and (ii) 25,000,000 shares of preferred stock, without par value, issuable in series. As of January 31, 2025, 1,894,616,582 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

The following discussion of the material provisions of the common stock, preferred stock, Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of CSX are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of CSX and by the applicable provisions of the Virginia Stock Corporation Act (the “VSCA”).

Common Stock

CSX may issue shares of common stock, either separately, or together with, or upon the conversion of or in exchange for, other securities. If we offer common stock, the specific terms of the offering, including the number of shares offered and the initial public offering price, will be described in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CSX.” All outstanding shares of common stock are fully-paid and non-assessable. Any additional shares of common stock we issue will also be fully-paid and non-assessable. Holders of common stock are entitled to one vote per share on all matters voted on by shareholders and, except as otherwise required by law or provided by the terms of any series of preferred stock, the holders of those shares exclusively possess all voting power of CSX. No holder of common stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock. There is no cumulative voting in the election of directors, who are elected annually by a vote of the majority of the votes cast with respect to a nominee’s election; provided, that if there are more nominees for election than the number of directors to be elected, directors are elected by a plurality of the votes cast in such an election. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of CSX, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock.

The transfer agent for CSX common stock is Broadridge Corporate Issuer Solutions, Inc., located in Edgewood, New York.

Preferred Stock

CSX may issue shares of our preferred stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities.

The following description of preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. If we offer preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable):

•	the title of the series;

•	the number of shares offered;

•	the initial public offering price;

•	the dividend rate or method of calculation of the dividend rate and the dividend payment dates or periods;

•	the date from which dividends will accrue and whether dividends will be cumulative;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class;

•	the provisions for redemption or repurchase, if applicable, including any sinking fund provisions for the redemption or repurchase of shares;

•	the amount payable with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of CSX;

•	any listing on any securities exchange;

•	the procedures for any auction or remarketing, if any;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for other securities;

•	whether interests will be represented by depositary shares; and

•	any other specific terms of the offered preferred stock.

The form of articles of amendment relating to a series of preferred stock will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part. The terms of the preferred stock offered by any prospectus supplement may differ from the general terms set forth in this prospectus.

Subject to limitations prescribed by Virginia law and CSX’s Amended and Restated Articles of Incorporation, our Board of Directors, without further action by the shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series:

•	the number of shares constituting that series;

•	the rate of dividend, the time of payment and, if cumulative, the dates from which dividends will be cumulative, and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

•	the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares;

•	the amount payable upon shares in the event of a voluntary or involuntary liquidation; and

•	whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

The issuance of preferred stock could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of CSX or to remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of CSX. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Preferred stock will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstances, preferred stock could also restrict dividend payments to our holders of common stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Virginia Stock Corporation Act; Anti-takeover Effects

The VSCA contains provisions governing “Affiliated Transactions.” These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an “Interested Shareholder”) by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

For three years following the time that a person becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was:

•	a member before the date on which an Interested Shareholder became an Interested Shareholder, or

•	recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of CSX’s Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire CSX’s shares in the first step.

None of the limitations and special voting requirements described above applies to an Interested Shareholder whose acquisition of shares making that person an Interested Shareholder was approved by a majority of CSX’s Disinterested Directors.

These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. At the 2006 annual meeting, the shareholders of CSX voted to “opt out” of the Affiliated Transactions provisions of the VSCA. Under CSX’s amended and restated articles of incorporation, the following actions must be approved by the affirmative vote of a majority of the voting shares entitled to vote: (1) any plan of merger or share exchange for which the VSCA requires shareholder approval; (2) the sale of all or substantially all of CSX’s property for which the VSCA requires shareholder approval; and (3) the dissolution of CSX. Majority voting for these three types of actions became effective on November 3, 2007, 18 months after the amendment was approved by the shareholders.

Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person’s voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights with respect to those shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. CSX’s Amended and Restated Bylaws provide that this law does not apply to acquisitions of CSX stock.

DESCRIPTION OF DEPOSITARY SHARES

CSX may offer depositary shares (either separately or together with other securities) representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, CSX will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following the issuance by CSX of the preferred stock related to the depositary shares, we will deposit the shares of preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, limitations and restrictions on dividend, voting, conversion, exchange, redemption and liquidation rights).

The form of deposit agreement, together with the form of related depositary receipt, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to a post-effective amendment to the registration statement or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of the depositary shares and the related deposit agreement for a particular issue of depositary shares, which terms may include the following if applicable to those depositary shares:

•	the terms of the series of preferred stock deposited by CSX under the related deposit agreement;

•	the name and address of the depositary;

•	the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

•	whether the depositary shares will be listed on any securities exchange;

•	whether the depositary shares will be sold with any other securities and, if so, the amount and terms of those securities; and

•	any other specific terms of the depositary shares and the related deposit agreement.

DESCRIPTION OF SECURITIES WARRANTS

CSX may issue warrants for the purchase of CSX’s debt securities, guarantees, preferred stock or common stock, or securities of third parties (including debt securities of CSXT) or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Each warrant will entitle the holder to purchase the principal amount of debt securities, number of shares of preferred stock or common stock, or specified amount of securities of third parties or specified other rights, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant agreement and set forth in the applicable prospectus supplement.

Warrants will be issued under one or more warrant agreements to be entered into between CSX and a bank or trust company, as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The form of securities warrant agreement, including the form of certificates representing the warrants, that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to the registration statement or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:

•	the title and aggregate number of the warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants; the price, or the manner of determining the price, at which the debt securities may be purchased upon exercise of the warrants;

•	the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the warrants; the price, or the manner of determining the price, at which the preferred stock may be purchased upon exercise of the warrants;

•	the number of shares of common stock that may be purchased upon exercise of each warrant; the price, or the manner of determining the price, at which the shares may be purchased upon the exercise of the warrants;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	if other than cash, the property and manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;

•	the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any right of CSX to redeem the warrants;

•	the terms of any right of CSX to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other securities will be separately transferable;

•	whether the warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;

•	a discussion of any material U.S. Federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	CSX’s debt securities, guarantees, common or preferred stock, or securities of third parties (including debt securities of CSXT), a basket of such securities, an index or indices of such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities (of CSX or CSXT), guarantees, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

CSX, CSXT or the Trust, as applicable, may sell securities to one or more underwriters for public offering and sale by them or may sell securities to institutional investors directly or through agents who solicit or receive offers on our behalf or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds to CSX, CSXT or the Trust, as applicable, from that sale;

•	the expenses of the offering;

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	the securities exchanges, if any, on which the securities will be listed.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell securities in exchange for one or more of our outstanding issues of securities. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from CSX, CSXT or the Trust, as applicable, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We may also engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with CSX, CSXT or the Trust, as applicable, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except:

•	the purchase by that institution of the securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by delayed delivery contracts.

Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by CSX, CSXT or the Trust, as applicable, for public offering and sale may make a market in such offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for CSX or CSXT in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Hunton Andrews Kurth LLP, Richmond, Virginia and by Davis Polk & Wardwell LLP, New York, New York. Certain matters relating to the formation of the Trust and the issuance of the trust preferred securities under Delaware law and the trust agreements will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and CSX.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.